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                                                                    EXHIBIT 23.3

                         [COOPERS & LYBRAND LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in Amendment No. 2 to Form S-1 of WFS Financial Auto Loans, Inc. relating to the Auto Receivable Backed Securities of the WFS Financial 1997-D Owner Trust (Registration No. 333-38029) of our report dated January 24, 1997 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."


                                          /s/ Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
December 11, 1997